Exhibit 10.18

KEMPER CORPORATION
SEVERANCE PLAN
Kemper Corporation (the “Company”) adopted the Kemper Corporation Severance Plan (the “Plan”) effective January 1, 2002 for the benefit of certain employees of the Company and its Subsidiaries and Affiliates, on the terms and conditions hereinafter stated. The Plan is being amended and restated as of August 25, 2011.
The Plan, as set forth herein, is intended to help retain qualified employees, maintain a stable work environment and provide economic security to certain employees of the Company and its Subsidiaries and Affiliates in the event of a Qualifying Termination following a Change in Control. The Plan, as a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, § 2510.3-2(b).
Section 1.DEFINITIONS. As hereinafter used:
1.1    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
1.2    “Annual Compensation” shall mean:
(a)    with respect to a Severed Employee who was a salaried employee immediately prior to his or her Qualifying Termination, such Severed Employee’s rate of annual base salary as in effect immediately prior to such Severed Employee’s Qualifying Termination, without regard to any decrease in such salary constituting Good Reason;
(b)    with respect to a Severed Employee who was compensated primarily based on commissions immediately prior to his or her Qualifying Termination, the total commissions earned by such Severed Employee with respect to the 12 full calendar month period ending immediately prior to such Severed Employee’s Qualifying Termination, without regard to any decrease in the rate of such commissions constituting Good Reason;
(c)    with respect to a Severed Employee who was compensated based on an hourly rate of pay immediately prior to his or her Qualifying Termination, the total hourly wages earned by such Severed Employee with respect to the 12 full calendar month period ending immediately prior to such Severed Employee’s Qualifying Termination, without regard to any decrease in the Severed Employee’s hourly rate of pay constituting Good Reason;
1.3    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
1.4    “Board” shall mean the Board of Directors of the Company, or any successor thereto.
1.5    “Cause” shall mean, with respect to a termination of the Employee’s

Exhibit 10.18

employment with the Employer, (a) fraud, misappropriation of or intentional material damage to the property or business of the Company (including its Subsidiaries and Affiliates), which in any such case is materially injurious to the Company (including its Subsidiaries and Affiliates), monetarily or otherwise, or (b) the conviction of the Employee for the commission of a felony.
1.6    A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Subsidiaries or Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
(b)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its Subsidiaries or Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
1.7    “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
1.8    “Employee” shall mean any person who is employed by the Employer on a

Exhibit 10.18

full-time basis (as determined under the Employer’s policies) and whose compensation is reported on a Form W-2, excluding any Employee who has an individual severance agreement that provides for benefits in connection with a Change in Control. For purposes of the Plan, an Employee shall be considered to continue to be employed by the Employer on a full-time basis during sick leave, military leave or any other leave of absence approved by the Employer.
1.9    The “Employer” of an Employee shall mean the Company or any Subsidiary or Affiliate of the Company by which such Employee is employed.
1.10    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.11    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
1.12    “Good Reason” shall mean any action taken by the Employer which results in a material negative change to the Employee in the employment relationship, such as the duties to be performed, the conditions under which such duties are to be performed or the compensation to be received for performing such services. A termination by the Employee shall not constitute termination for Good Reason unless the Employee shall first have delivered to the Employer written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than 90 days after the occurrence of such event), and there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Employee.
1.13    “Level I Employee” shall mean any Employee who is primarily compensated by commissions with at least three continuous years of service with the Employer as of the date of such Employee’s Qualifying Termination.
1.14    “Level II Employee” shall mean any Employee who is not primarily compensated by commissions and whose Annual Compensation is greater than $150,000.
1.15    “Level III Employee” shall mean any Employee who is not primarily compensated by commissions and whose Annual Compensation is at least $100,000 and not more than $150,000.
1.16    “Level IV Employee” shall mean any Employee who is not primarily compensated by commissions and whose Annual Compensation is at least $50,000 and less than $100,000.
1.17    “Level V Employee” shall mean any Employee who is not primarily compensated by commissions and whose Annual Compensation is less than $50,000.
1.18    “Payment Date” means, with respect to a Severed Employee, the March 15th that next follows the calendar year in which the Severed Employee’s Severance Date occurred.
1.19    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its Subsidiaries or Affiliates, (b) a trustee or other fiduciary holding

Exhibit 10.18

securities under an employee benefit plan of the Company or any of its Subsidiaries or Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (e) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported) or (f) Singleton Group LLC or any successor in interest to such entity.
1.20    “Plan Administrator” shall mean the committee appointed to administer the Plan. Such committee shall be selected by the Board. Following a Change in Control, a person may be appointed to such committee only by a two-thirds majority of the individuals who were members of the Board immediately prior to such Change in Control.
1.21    A “Potential Change in Control” shall be deemed to occur in the event that (a) the Company enters into an agreement, the consummation of which would result in a Change in Control, (b) the Company or any Person publicly announces an intention to take or to consider taking action which, if consummated would constitute a Change in Control, (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Subsidiaries or Affiliates) or (d) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control has occurred.
1.22    “Qualifying Termination” shall mean a termination of an Employee’s employment during the 2-year period immediately following a Change in Control, either (a) by the Employer without Cause or (b) by the Employee for Good Reason. A termination of employment will not be deemed to have occurred upon (i) the transfer of the Employee to employment with a Subsidiary or Affiliate of the Company or (ii) the divestiture of a business with which the Employee is primarily associated if the Employee is offered comparable employment by the successor company.
1.23    “Severance Benefits” shall mean the payments and benefits provided to Severed Employees pursuant to Sections 2.1, 2.2, and 2.3 hereof.
1.24    “Severance Date” shall mean the date on which an Employee incurs a Qualifying Termination.
1.25    “Severance Weeks” means, for each Employee, one week for (a) each full year such Employee has been continuously employed by the Employer, plus (without duplication), if there has been a break in such Employee’s employment with the Employer, (b) each full year of employment for which such Employee has received credit under any retirement plan or program maintained by the Employer for employment prior to such break, but in no event less than four (4) weeks or more than twenty six (26) weeks (thirteen (13) weeks in the case of a Level I Employee). For purposes of calculating an Employee’s full years of employment, (x) any partial year of employment of at least thirty five (35) weeks shall count as a full year of employment and (y) employment at one Employer shall count (without duplication) toward the number of years of employment at another Employer, provided that (i) there is no break (other than as the result of

Exhibit 10.18

vacation or sick leave, military leave or other approved leave of absence) in the employment between the two Employers or (ii) such Employee has received credit under any retirement plan or program maintained by the Employer for such years of employment prior to such break.
1.26    “Severed Employee” shall mean an Employee who has incurred a Qualifying Termination.
1.27    “Subsidiary” shall mean any entity at least 50% of the voting securities of which are Beneficially Owned by the Company.
Additional definitions are set forth within the Plan and shall have the meanings ascribed to them in the Plan.
Section 2.    BENEFITS.
2.1    The Company shall pay (or shall cause the Severed Employee’s Employer to pay) to each Severed Employee a severance payment (the “Severance Payment”) equal to:
(a)    in the case of a Level I Employee, the product of (i) one-fifty-second (1/52) of his or her Annual Compensation and (ii) his or her Severance Weeks.
(b)    in the case of a Level II Employee, one year’s Annual Compensation plus the product of (i) one-fifty-second (1/52) of his or her Annual Compensation and (ii) his or her Severance Weeks.
(c)    in the case of a Level III Employee, thirty-five-fifty seconds (35/52) of his or her Annual Compensation plus the product of (i) one-fifty-second (1/52) of his or her Annual Compensation and (ii) his or her Severance Weeks.
(d)    in the case of a Level IV Employee, seventeen-fifty seconds (17/52) of his or her Annual Compensation plus the product of (i) one-fifty-second (1/52) of his or her Annual Compensation and (ii) his or her Severance Weeks.
(e)    in the case of a Level V Employee, the product of (i) one-fifty-second (1/52) of his or her Annual Compensation and (ii) his or her Severance Weeks.
The Severance Payment shall be paid to such Severed Employee in a lump sum as soon as practicable following the Severed Employee’s Qualifying Termination, but no later than the Payment Date. The Severance Payment that a Severed Employee receives under the Plan shall not be taken into account for purposes of determining benefits under any other qualified or nonqualified plans of the Employer.
2.2    For a period equal to a number of weeks (not to exceed fifty-two (52) in total) equal to the sum of (i) the Severed Employee’s Severance Weeks and (ii) in the case of (a) Level I Employees, eight (8) weeks, (b) Level II and III Employees, fifty-two (52) weeks, (c) Level IV Employees, thirty-five (35) weeks, and (d) Level V Employees, seventeen (17) weeks (the “Welfare Benefit Continuation Period”), the Company shall provide (or shall cause the Severed Employee’s Employer to provide) the Severed Employee and anyone entitled to claim under or through such Severed Employee with all Employer-provided benefits under any group health plan (including any

Exhibit 10.18

dental coverage) and life insurance plan of the Employer (as in effect immediately prior to such Severed Employee’s Severance Date or, if more favorable to the Severed Employee, immediately prior to the Change in Control) for which employees of the Employer are eligible, to the same extent as if such Severed Employee had continued to be an employee of the Employer during the Welfare Benefit Continuation Period, at no greater cost to the Severed Employee than the cost to the Severed Employee immediately prior to such date. To the extent that the Severed Employee’s participation in Employer benefit plans is not practicable, the Company shall arrange to provide, at the Company’s sole expense, the Severed Employee and anyone entitled to claim under or through such Severed Employee with equivalent health and life insurance benefits under an alternative arrangement during the Welfare Benefit Continuation Period. The coverage period for purposes of the group health continuation requirements of Section 4980B of the Code shall commence at the expiration of the Welfare Benefit Continuation Period. The benefits described in this Section 2.2 shall end as of the date the Severed Employee becomes covered under any group health plan maintained by a subsequent employer which provides benefits to the Severed Employee (and anyone entitled to claim the benefits described in this Section 2.2 under or through such Severed Employee) not materially less favorable than the benefits described in this Section 2.2, and which does not exclude any pre-existing condition that the Severed Employee or his or her dependents may have at that time.
2.3    Outplacement.
(a)    Each Level II and III Employee who is entitled to receive a Severance Payment under Section 2.1 shall also be entitled to receive outplacement services consisting of counseling, networking, spousal programs and the use of a private office. Such outplacement services will be provided for a maximum of thirty-nine (39) weeks by a reputable organization selected by the Company. These outplacement services will be paid for by the Company.
(b)    Each Level IV Employee who is entitled to receive a Severance Payment under Section 2.1 shall also be entitled to receive outplacement services consisting of counseling, group workshops and the use of a semi-private office. Such outplacement services will be provided for a maximum of twenty-six (26) weeks by a reputable organization selected by the Company. These outplacement services will be paid for by the Company.
(c)    Each other Employee who is entitled to receive a Severance Payment under Section 2.1 shall also be entitled to receive outplacement services consisting of group workshops, resume writing assistance and help-line support. Such outplacement services will be provided for a maximum of eight (8) weeks by a reputable organization selected by the Company. These outplacement services will be paid for by the Company.
2.4    In the event of a claim by an Employee as to the amount or timing of any payment or benefit under the Plan, such Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within 90 days after receipt of such written claim, send a written notification to the Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial, (b) make specific reference to pertinent Plan provisions on which the denial is based, (c) provide a description of any additional material or information necessary for the

Exhibit 10.18

Employee to perfect the claim and an explanation of why such material or information is necessary, and (d) set forth the procedure by which the Employee may appeal the denial of his or her claim. In the event an Employee wishes to appeal the denial of his or her claim, he or she may request a review of such denial by making application in writing to the Plan Administrator within 60 days after receipt of such denial. Such Employee (or his or her duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position. Within 60 days after receipt of a written appeal (unless special circumstances require an extension of time, but in no event more than 120 days after such receipt), the Plan Administrator shall notify the Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.
2.5    Any further dispute or controversy arising under or in connection with the Plan with respect to an Employee shall be settled exclusively by arbitration at a location within fifty miles from the location of such Employee’s job with an Employer immediately prior to the Change in Control (determined without regard to any relocation thereof which constitutes Good Reason) in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in the Plan shall apply. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. Each party shall bear its own expenses of such arbitration.
2.6    Cap.
(a)    Notwithstanding any other provision of the Plan, in the event that any payment or benefit received or to be received by the Employee in connection with a Change in Control or the termination of the Employee’s employment (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person Affiliated with the Company or such Person) (all such payments and benefits, including the Severance Benefits, being hereinafter called “Total Payments”) would not be deductible (in whole or part), by the Company, Affiliate or Person making such payment or providing such benefit as a result of Code section 280G, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of Code section 280G in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Employee may elect to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.
(b)    For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Employee shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Code section 280G(b) shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Employee and selected by the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor (the “Auditor”), does not constitute a “parachute payment” within the meaning of Code section 280G(b)(2), including by reason of Code section 280G

Exhibit 10.18

(b)(4)(A), (iii) the Severance Benefits shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Code section 280G(b)(4)(B) or are otherwise not subject to disallowance as deductions by reason of Code section 280G, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Code sections 280G(d)(3) and (4).
(c)    If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Employee and the Company in applying the terms of this Section 2.6, the Total Payments paid to or for the Employee’s benefit are in an amount that would result in any portion of such Total Payments being subject to the Excise Tax, then, if such repayment would result in (i) no portion of the remaining Total Payments being subject to the Excise Tax and (ii) a dollar-for-dollar reduction in the Employee’s taxable income and wages for purposes of federal, state and local income and employment taxes, the Employee shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the Total Payments paid to or for the Employee’s benefit over the Total Payments that could have been paid to or for the Employee’s benefit without any portion of such Total Payments being subject to the Excise Tax; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in Code section 1274(b)(2)(B) from the date of the Employee’s receipt of such excess until the date of such payment.
Section 3.    PLAN ADMINISTRATION.
3.1    The Plan shall be interpreted, administered and operated by the Plan Administrator, which shall have complete authority, in its sole discretion subject to the express provisions of the Plan, to determine who shall be eligible for Severance Benefits, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.
3.2    All questions of any character whatsoever arising in connection with the interpretation of the Plan or its administration or operation shall be submitted to and settled and determined by the Plan Administrator in an equitable and fair manner in accordance with the procedure for claims and appeals described in Section 2.4 hereof.
3.3    The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.
3.4    The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Company.

Exhibit 10.18

Section 4.    PLAN MODIFICATION OR TERMINATION.
The Plan may be amended by the Plan Administrator or terminated by the Board at any time; provided, however, that (a) no termination or amendment of the Plan may reduce the Severance Benefits to be paid or provided under the Plan to an Employee if the Employee’s termination of employment with the Employer has occurred prior to such termination of the Plan or amendment of its provisions and (b) during the pendency of a Potential Change in Control and during the two-year period following a Change in Control, the Plan may not be terminated or amended, if such amendment would be adverse to the interests of any Employee or his or her beneficiary, without the consent of such Employee or beneficiary.
Section 5.    GENERAL PROVISIONS.
5.1    Except as otherwise provided herein or by law, none of the payments, benefits or rights of any Employee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Employee. No Employee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the Plan.
5.2    Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.
5.3    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
5.4    The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term “Company,” as used in the Plan, shall mean the Company as herein before defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of the Plan.
5.5    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
5.6    The Plan shall not be funded. No Employee shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of benefits or other rights under the Plan.
5.7    Any benefit payable to or for the benefit of a minor, an incompetent person

Exhibit 10.18

or other person incapable of giving a receipt therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto. If a Severed Employee dies prior to the payment of all benefits due such Severed Employee, such unpaid amounts shall be paid to the executor, personal representative or estate of such Employee.
5.8    The Severance Benefits that a Severed Employee may be entitled to receive pursuant to the Plan are not intended to be duplicative of any similar benefits to which a Severed Employee may be entitled from the Company or any of its Subsidiaries or Affiliates under any other severance plan, agreement, policy or program maintained by the Company or any of its Subsidiaries or Affiliates or to which the Company or any of its Subsidiaries or Affiliates is a party. Accordingly, to the extent permissible under Code section 409A, the Company shall reduce the benefits to which a Severed Employee may be entitled under the Plan to take account of any other similar benefits to which the Severed Employee is entitled from the Company or any of its Subsidiaries or Affiliates; provided, however, that if the amount of benefits to which such Severed Employee is entitled under such other severance plan, agreement, policy or program is greater than the benefits to which the Severed Employee is entitled under the Plan, the Severed Employee will be entitled to receive the full amount of the benefits to which such Employee is entitled under such other plan, agreement, policy or program and no benefits under the Plan.
5.9    Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.
5.10    The Plan shall be construed and enforced according to the laws of the State of Illinois, without giving effect to its principles of conflicts of law, to the extent not preempted by federal law, which shall otherwise control.
Section 6.    409A COMPLIANCE
6.1    The Plan shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Code section 409A and the regulations and other guidance issued thereunder.
6.2    Notwithstanding anything in the Plan to the contrary, to the extent that the requirements of Code section 409A apply to any amount or benefit that would otherwise be payable or distributable hereunder by reason of the Employee’s termination of employment, such amount or benefit will not be payable or distributable to the Employee by reason of such circumstance unless the circumstances giving rise to such termination of employment meet any description or definition of “separation from service” in Code section 409A and applicable regulations, without giving effect to any elective provisions that may be available under such definition, except that in determining whether there is a separation from service with the employer (as defined in the regulations under Code section 409A), the employer shall be determined as follows:
(a)    In applying Code section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b), the phrase “at

Exhibit 10.18

least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Code section 1563(a)(1), (2) and (3); and
(b)    In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code section 414(c), “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.
6.3    Nothing in this Section 6 prohibits the vesting of any amount upon a termination of employment, however defined. If this Section 6 prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Code section 409A-compliant “separation from service” or such later date as may be required by Section 6.4 below.
6.4    Notwithstanding anything in the Plan to the contrary, if any amount or benefit is nonqualified deferred compensation for purposes of Code section 409A that would otherwise be payable or distributable under the Plan by reason of the Employee’s separation from service during a period in which he is a Specified Employee (as defined in the regulations under Code section 409A), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):
(a)    If the payment or distribution is payable in a lump sum, the Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of Employee’s death or the first day of the seventh month following the Employee’s separation from service; and
(b)    If the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Employee’s separation from service will be accumulated and the Employee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Employee’s death or the first day of the seventh month following the Employee’s separation from service, whereupon the accumulated amount will be paid or distributed to the Employee on such date and the normal payment or distribution schedule for any remaining payments or distributions will resume.
6.5    With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits that are not exempt from Code section 409A, (a) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (b) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any of the Employee’s taxable years shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other of the Employee’s taxable years, provided that the foregoing clause (b) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code section 105(b) solely because such arrangement provides for a limit on the amount of expenses that may be reimbursed over some or all of the period the arrangement is in effect and (c) such payments shall be made on or before the last day of the Employee’s taxable year following the taxable year in which the expenses was incurred.